Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES ANNOUNCES REFINANCING TRANSACTION

MATAWAN, NJ, September 25, 2023 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”), a leading national homebuilder, announced today that it has entered into an agreement with existing investors to consummate a refinancing transaction that extends the maturities of over $600 million of the Company’s secured debt to the fourth quarters of fiscal 2028 and fiscal 2029. Additionally, it has entered into an agreement with existing lenders to amend and extend its $125 million secured revolving credit facility to mature in June 2026.

“This refinancing significantly enhances our balance sheet and reduces risk,” stated Ara K. Hovnanian, Chairman of the Board, President, and Chief Executive Officer. “We have taken significant steps to strengthen our balance sheet, including reducing our total debt by $668 million since the beginning of fiscal 2020. This refinancing transaction will extend maturities of all of our secured debt maturing in fiscal 2026 by a few years, with minimal impact to annual interest incurred. In addition, we will extend the maturity of our revolving credit facility by two years. As we move forward, we will continue to focus on both growing our land position to increase profitability and further repairing our balance sheet by growing equity and reducing debt.”

Transaction Details:

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The Company will issue and sell in a private placement $225.0 million aggregate principal amount of new 8.0% Senior Secured 1.125 Lien Notes due 2028 and $430.0 million aggregate principal amount of new 11.75% Senior Secured 1.25 Lien Notes due 2029 (the “New Secured Notes”).

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The Company has called for redemption all outstanding amounts of each series of its existing secured notes consisting of 7.75% Senior Secured 1.125 Lien Notes due 2026, 10.5% Senior Secured 1.25 Lien Notes due 2026, 11.25% Senior Secured 1.5 Lien Notes due 2026 and 10.0% Senior Secured 1.75 Lien Notes due 2025, in each case conditioned upon receipt of the proceeds from the sale of the New Secured Notes.

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The Company entered into a Third Amendment to the Credit Agreement governing its $125 million secured revolving credit facility which will, among other things, extend the final scheduled maturity thereof by two years to June 30, 2026, upon effectiveness at closing.

●	The transactions are expected to close on October 5, 2023, upon the satisfaction of customary closing conditions.

Key Benefits include:

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Increased maturity runway: The transaction refinances all of the Company’s secured debt maturing in fiscal 2026 and proactively extends these maturities until the fourth quarters of fiscal 2028 and fiscal 2029.

●	Nominal increase in interest incurred: Given the recent rise in interest rates, we are pleased that the transaction will result in almost no increase in annual interest incurred.

●	Extending the revolver maturity: The transaction extends the maturity of the revolver, which was the nearest term maturity, from next fiscal year to the third quarter of fiscal 2026.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of bank sector instability; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) increases in inflation; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2023 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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